Exhibit 23.2

Consent of Independent Auditors

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Royale Energy Holdings, Inc. of our report dated March 31, 2017 relating to the consolidated financial statements of Matrix Oil Management Corporation and its affiliates, which appear in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

WEAVER AND TIDWELL, L.L.P.

Dallas, Texas
September 11, 2017